Exhibit 10.9

BUNKER HILL MINING CORP.
(the “Corporation”)

COMPENSATION OPTION NO. 2023 - [●]

ENTITLING THE HOLDER TO PURCHASE SHARES

This is to certify that for value received, [Registered Holder], [Address of Registered Holder] (the “Holder”) is the registered holder of a compensation option (“Compensation Option”), entitling the Holder to subscribe for and purchase [●] shares of common stock of the Corporation (each, a “Common Share”), at an exercise price of C$♦ per Common Share (as adjusted pursuant to the provisions hereof, the “Exercise Price”) upon the terms and conditions as hereinafter set forth. This Compensation Option is to remain exercisable from the date hereof until the Expiry Date (as hereinafter defined).

As used herein:

(i)	“Board” means the board of directors of the Corporation;

(ii)	“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the City of Toronto are authorized or required by law to close; and

(iii)	“Issue Date” means ♦, 2023.

1. Exercise Period

This Compensation Option is exercisable, in whole or in part, at any time and from time to time during the period from the date hereof and prior to 5:00 p.m. (PST) on ♦, 2025 (the “Expiry Date”) and in accordance with the provisions hereof.

2. Payment

The Common Shares subscribed for must be paid in full at the time of subscription, by certified cheque or bank draft payable in Canadian funds or wire transfer of immediately available funds to or to the order of the Corporation.

3. Exercise of Compensation Option

This Compensation Option may be exercised, in whole or in part, at any time prior to the Expiry Date by the Holder hereof completing the subscription form attached as Schedule A hereto (the “Subscription Form”) and made a part hereof and delivering same to the Chief Financial Officer at the Corporation, at its head office at 82 Richmond Street East, Toronto, Ontario M5C 1P1 or by email at david.wiens@bunkerhillmining.com (or such other address as may be designated in writing by the Corporation to the Holder), together with this Compensation Option and the amount, payable to the order of the Corporation, equal to the Exercise Price subscribed for upon exercise of this Compensation Option. The Corporation will promptly notify the Holder in writing of any change of address of its head office.

4. Common Share Certificates

Upon valid exercise of this Compensation Option, the Corporation will cause to be issued to the person or persons in whose name or names the Common Shares so subscribed for the number of fully paid and non-assessable Common Shares subscribed for, and such person or persons will be deemed upon presentation and payment as aforesaid, to be the holder or holders of record of such Common Shares. Within three (3) Business Days after receipt of the executed Subscription Form and payment of the Exercise Price, the Corporation will cause to be mailed or delivered to the holder at the address or addresses specified in the attached Subscription Form, certificates evidencing the number of Common Shares subscribed for.

5. Exercise in Whole or in Part

This Compensation Option may be exercised in whole or in part, and if exercised in part, the Corporation will issue another Compensation Option without charge to the Holder, in substantially the same form, evidencing the remaining rights to purchase Common Shares, provided that any such right will terminate on the Expiry Date.

6. Non-Transferability

This Compensation Option is not transferable by the Holder.

7. No Fractional Common Shares

No fractional Common Shares will be issued upon exercise of this Compensation Option, nor will any compensation be made for such fractional Common Shares, if any.

8. Adjustments

The Exercise Price in effect and the number and type of securities purchasable under this Compensation Option at any date will be subject to adjustment from time to time as follows:

(a)	If and whenever at any time prior to the Expiry Date, the Corporation will (i) subdivide or redivide the outstanding Common Shares into a greater number of Common Shares, (ii) reduce, combine or consolidate the outstanding Common Shares into a smaller number of Common Shares, or (iii) issue Common Shares to the holders of all or substantially all of the outstanding Common Shares by way of a stock dividend, the Exercise Price in effect on the effective date of any such event will be adjusted immediately after such event or on the record date for such issue of Common Shares by way of stock dividend, as the case may be, so that it will equal the amount determined by multiplying the Exercise Price in effect immediately prior to such event by a fraction, of which the numerator will be the total number of Common Shares outstanding immediately prior to such event and of which the denominator will be the total number of Common Shares outstanding immediately after such event. The number of Common Shares which the Holder is entitled to purchase for this Compensation Option will be adjusted at the same time by multiplying the number by the inverse of the aforesaid fraction. Any such adjustments will be made successively whenever any event referred to in this subparagraph (a) will occur and any such issue of Common Shares by way of a stock dividend will be deemed to have been made on the record date for the stock dividend for the purpose of calculating the number of outstanding Common Shares immediately after such event;

(b)	If and whenever at any time prior to the Expiry Date there is a reclassification of the Common Shares at any time outstanding or a capital reorganization of the Corporation not covered in subparagraph (a) or a consolidation, amalgamation, arrangement or merger of the Corporation with or into any other corporation or a sale of the property and assets of the Corporation as or substantially as an entirety to any other person, a Holder of this Compensation Option which has not been exercised prior to the effective date of such reclassification, capital reorganization, consolidation, amalgamation, merger or sale will therein or, upon the exercise of such Compensation Option, be entitled to receive and will accept in lieu of the number of Common Shares, as then constituted, to which the Holder was previously entitled upon exercise of this Compensation Option, but for the same aggregate consideration payable therefor, the number of Common Shares or other securities or property of the Corporation or of the company resulting from such reclassification, capital reorganization, consolidation, amalgamation or merger or of the person to which such sale may be made, as the case may be, that such Holder would have been entitled to receive on such reclassification, capital reorganization, consolidation, amalgamation, merger or sale on the effective date thereof, if the Holder had been the registered holder of the number of Common Shares to which the Holder was previously entitled upon due exercise of this Compensation Option; and in any case, if necessary, appropriate adjustment will be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Holder of this Compensation Option to the end that the provisions set forth herein will thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any Common Shares or securities or property to which the Holder may be entitled upon the exercise of such Compensation Option thereafter;

(c)	In any case in which this section requires that an adjustment become effective immediately after a record date for an event referred to herein, the Corporation may defer, until the occurrence of such event, issuing to the Holder of the Compensation Option exercised after such record date and before the occurrence of such event the kind and amount of Common Shares, other securities or property to which he would be entitled upon such exercise by reason of the adjustment required by such event; provided that the Corporation will deliver to such Holder an appropriate instrument evidencing such Holder’s right to receive the kind and amount of Common Shares, other securities or property to which he or she would be entitled upon the occurrence of the event requiring such adjustment and the right to receive any distributions made or declared in favour of holders of record of Common Shares as constituted from time to time on and after such date as such Holder would, but for the provisions of this subparagraph (c), have received, or become entitled to receive, on such exercise;

(d)	The adjustments provided for in this Section 8 are cumulative and will apply to successive subdivisions, redivisions, reductions, combinations, consolidations, distributions, issues or other events resulting in any adjustment under the provisions of this paragraph; provided that notwithstanding any other provision of this paragraph, (i) no adjustment of the Exercise Price or number of Common Shares, as then constituted, purchasable will be required unless such adjustment would require an increase or decrease of at least 2% in the Exercise Price then in effect or the number of Common Shares, as then constituted, purchasable, and (ii) any adjustments which by reason of this subparagraph (d) are not required to be made will be carried forward and taken into account in any subsequent adjustment;

(e)	In the event of any question arising with respect to the adjustments provided in this paragraph, such question will be conclusively determined by the auditors of the Corporation, or if they are unable or unwilling to act, by such other firm of independent chartered or public accountants as may be selected by action by the Board. Such auditors will have access to all necessary records of the Corporation and such determination will be binding upon the Corporation and the Holder. In the event that any such determination is made, the Corporation shall deliver a certificate to the Holder signed by such auditors or accountants describing such determination;

(f)	As a condition precedent to the taking of any action which would require an adjustment in any of the subscription rights pursuant to this Compensation Option, including the number of Common Shares which are to be received upon the exercise thereof, the Corporation will take any action which may, in the opinion of counsel, be necessary in order that the Corporation, any successor to the Corporation, or any successor to the Corporation’s property and assets may validly and legally issue as fully paid and non-assessable all the Common Shares which the Holder of such Compensation Option is entitled to receive on the full exercise thereof in accordance with the provisions hereof;

(g)	No adjustment will be made in the acquisition rights attached to this Compensation Option, if the issue of Common Shares is being made pursuant to any Board approved stock option, stock purchase plan or other equity incentive plan or program in force from time to time for directors, officers, employees or consultants of the Corporation;

(h)	No adjustment will be made pursuant to this paragraph if the Holder is entitled to participate in any event described in this paragraph on the same terms, mutatis mutandis, as if the Holder had exercised this Compensation Option prior to, or on the effective date or record date of, such event, subject to regulatory approval; and

(i)	In case the Corporation will take any action affecting the Common Shares other than action described in this Section 8, which in the opinion of the Board would materially affect the rights of the Holder, the Exercise Price and/or the number of Common Shares which may be acquired upon exercise of the Compensation Option, an appropriate adjustment will be made by action of the Board in such manner and at such time, in their sole discretion, as they may determine to be equitable in the circumstances. Failure of the Board to make such an adjustment will be conclusive evidence that the Board has determined that it is equitable to make no adjustment in the circumstances.

Immediately after the occurrence of any event which requires an adjustment pursuant to this Section 8, other than an adjustment pursuant to Section 8(a), in the Exercise Price or in any of the subscription rights pursuant to this Compensation Option, including the number of Common Shares, as then constituted, which are to be received upon the exercise thereof, the Corporation will forthwith deliver to the Holder a certificate of the Corporation specifying the particulars of such event and the required adjustment and the computation of such adjustment and give at least 10 Business Days’ notice to the Holder of this Compensation Option of the record date or effective date of such event, as the case may be, and such notice will include particulars of such event and the required adjustment.

9. General Covenants, Representations and Warranties of the Corporation

(a)	The Corporation represents and warrants that it is duly authorized to enter into and perform its obligations under this Compensation Option.

(b)	The Corporation will at all times reserve and keep available free from pre-emptive rights, out of the aggregate of its authorized unissued Common Shares, for the purpose of enabling it to satisfy any obligation to issue Common Shares upon exercise of this Compensation Option, the full number of Common Shares deliverable upon the exercise of the Compensation Option.

(c)	The Corporation covenants that all Common Shares that may be issued on exercise of this Compensation Option will, upon issue, be fully paid and non-assessable.

(d)	Subject to applicable laws, the Corporation will from time to time take all action which may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and will make all securities’ acts filings under Canadian federal, state or provincial laws, which may be or become requisite in connection with the issuance and exercise of this Compensation Option.

(e)	The Corporation will give written notice of the issue of Common Shares pursuant to the exercise of this Compensation Option, in such detail as may be required, to each exchange and to applicable securities commissions or similar regulatory authorities.

(f)	Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Compensation Option, and (in the case of loss, theft or destruction) of indemnification satisfactory to the Corporation, and upon surrender and cancellation of this Compensation Option, if mutilated, the Corporation will promptly execute and deliver a new Compensation Option of like tenor and date.

(g)	The Corporation represents and warrants that all necessary corporate actions have been done and performed to create this Compensation Option and to make this Compensation Option a legal, valid and binding obligation of the Corporation. The Corporation will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, all other acts, deeds and assurances in law as may be reasonably required for the better accomplishing and effecting of the intentions and provisions of this Compensation Option.

(h)	Subject to the express provisions hereof, the Corporation will carry on and conduct and will cause to be carried on and conducted its business in a proper and efficient manner and will cause to be kept proper books of account in accordance with generally accepted accounting practice; and, subject to the express provisions hereof, it will do or cause to be done, all things necessary to preserve and keep in full force and effect its corporate existence, provided, however, that nothing herein contained will prevent the amalgamation, consolidation, merger, sale, winding up or liquidation of the Corporation or any subsidiary of the Corporation or the abandonment of any rights and franchises of the Corporation or any subsidiary of the Corporation if, in the opinion of the Board or officers of the Corporation, it would be advisable and in the best interests of the Corporation or of such subsidiary of the Corporation to do so.

(i)	The Corporation will issue certificates representing the number of Common Shares issuable following the exercise of this Compensation Option and immediately upon issue of the Common Shares, as evidenced by a duly executed Subscription Form and payment therefor in accordance with Section 2 hereof and subject to adjustment set forth herein within three (3) Business Days of receipt of the Subscription Form and payment by the Corporation.

10. Miscellaneous

(a)	The Corporation will not, by amendment of its articles or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Compensation Option, but will at all times in good faith assist in carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder under this Compensation Option.

(b)	The holding of this Compensation Option shall not be construed as conferring upon the holder thereof any right or interest whatsoever as a shareholder of the Corporation, including but not limited to the right to vote at, to receive notice of, or to attend meetings of shareholders or any other proceedings of the Corporation, nor entitle the holder to any right or interest in respect thereof except as provided herein.

(c)	[NTD: to be added to the Compensation Options issued to Roth and any other FINRA members, but not to Echelon or other Canadian agents] Without limiting the foregoing, this Compensation Option and the underlying Common Shares will be deemed compensation by the Financial Industry Regulatory Authority (“FINRA”) and will therefore, pursuant to FINRA Rule 5110(e), be subject to a lock-up for a period of 180 days immediately following the date of effectiveness or commencement of sales in the public offering of the Corporation (the “Public Offering”), subject to certain limited exceptions to permitted transferees hereunder and in accordance with FINRA Rule 5110(e)(2). Specifically, this Compensation Option and the underlying Common Shares may not be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of such securities during the 180 day period following the commencement of sales in the Public Offering, except in accordance with FINRA Rule 5110(e)(2).

(d)	Neither this Compensation Option nor any term hereof may be waived, discharged or terminated other than by an instrument in writing signed by the Corporation and by the Holder hereof.

(e)	This Compensation Option will be governed by the laws in force in the Province of Ontario and the federal laws of Canada, as applicable.

(f)	Time will be of the essence.

[Signature page follows.]

IN WITNESS WHEREOF the Corporation has this certificate to be signed by the signature of its duly authorized officer this _______ day of _________, 2023.

Bunker Hill Mining Corp.

Per:
Name:	David Wiens
Title:	Chief Financial Officer

Bunker Hill - Agents’ Compensation Option Certificate

SCHEDULE A

SUBSCRIPTION FORM

TO:	BUNKER HILL MINING CORP.
82 Richmond Street East
Toronto, Ontario
M5C 1P1

The undersigned holder of the attached compensation option (the “Compensation Option”) hereby irrevocably elects to subscribe for _______________ Common Shares of Bunker Hill Mining Corp. (the “Corporation”) at an aggregate subscription price of $__________, subject to adjustment, evidenced by and on the terms specified in this Compensation Option and encloses herewith a certified cheque or money order payable to the Corporation.

Name & Address	Number of Common Shares

(Please print full name in which Common Share certificates are to be issued.)

DATED this________ day of ___________________, _______.

Name of Compensation Option Holder (to be the same as appears on the face of the Compensation Option)

Per:
Authorized Signing Officer

Bunker Hill - Agents’ Compensation Option Certificate